EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-6049) pertaining to the Interwest Home Medical, Inc. 1995 Stock Option Plan; 1995 Non-Employee Director Stock Option Plan; and 1995 Stock Purchase Plan of our report dated November 24, 1999 with respect to the consolidated financial statements of Interwest Home Medical, Inc., included in the Annual Report (Form 10-KSB) for the year ended September 30, 1999.



                                    TANNER + CO.



Salt Lake City, Utah
December 15, 1999


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